UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2023

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077		36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800	Rosemont	Illinois	60018
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000
Not Applicable
(Former name or former address, if changed since last year)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Ticker Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	WTFC	The NASDAQ Global Select Market
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value	WTFCM	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of	WTFCP	The NASDAQ Global Select Market
6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement
On July 17, 2023, Wintrust Financial Corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing $200.0 million term loan facility and $100.0 million revolving credit facility evidenced by that certain Amended and Restated Credit Agreement dated as of December 12, 2022 (the “Amended and Restated Credit Agreement”), among the Company and the unaffiliated banks named therein as lenders and agents. The Amendment designates 450 Northbrook Trust, a subsidiary of the Company, as a “Specified Subsidiary” under the Amended and Restated Credit Agreement, which excludes it from the scope of certain provisions of the burdensome agreements covenant in the Amended and Restated Credit Agreement. All other provisions of the Amended and Restated Credit Agreement remain the same.
The above summary does not purport to be a complete description of the Amendment and it is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 hereto.

Item 2.02. Results of Operations and Financial Condition
The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
On July 19, 2023, the Company announced earnings for the second quarter of 2023 and posted on its website the Second Quarter 2023 Earnings Release Presentation. Copies of the press release relating to the Company’s earnings results and the related presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. Certain supplemental information relating to non-GAAP financial measures reported in the attached press release and presentation is included on pages 32 through 33 of Exhibit 99.1 and pages 26 through 28 of Exhibit 99.2.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
10.1
First Amendment, dated as of July 17, 2023, to the Credit Agreement dated December 12, 2022, as amended and restated, among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Second Quarter 2023 Earnings Release dated July 19, 2023
99.2	Second Quarter 2023 Earnings Release Presentation dated July 19, 2023

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/ David L. Stoehr
David L. Stoehr Executive Vice President and Chief Financial Officer
Date: July 19, 2023

INDEX TO EXHIBITS

Exhibit
10.1
First Amendment, dated as of July 17, 2023, to the Credit Agreement dated December 12, 2022, as amended and restated, among Wintrust Financial Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

99.1	Second Quarter 2023 Earnings Release dated July 19, 2023
99.2	Second Quarter 2023 Earnings Release Presentation dated July 19, 2023

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